UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[] Preliminary Information Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X ] Definitive Information Statement

Vertical Health Solutions, Inc.

(Name of Registrant as Specified in its Charter)

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[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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VERTICAL HEALTH SOLUTIONS, INC.

180 Douglas Avenue East

Oldsmar, Florida 34677

(813) 403-5060 (Phone)

NOTICE OF ACTION BY

WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the outstanding common stock of Vertical Health Solutions, Inc., a Florida corporation (the “Company” “we”, “us,” or “our”), have approved the following action without a meeting of stockholders pursuant to the applicable provisions of the Florida Business Corporation Act:

The approval of an amendment to our articles of incorporation to effect a 164-to-1 reverse stock split.

The action will become effective on the 20th day after this Information Statement is mailed to our stockholders.

The enclosed information statement contains information pertaining to the matters acted upon.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By order of the Board of Directors:

/s/ Stephen M. Watters
Stephen M. Watters
Chief Executive Officer

February 24, 2011

VERTICAL HEALTH SOLUTIONS, INC.

180 Douglas Avenue East

Oldsmar, Florida 34677

(813) 403-5060 (Phone)

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders on or about February 25, 2011.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our articles of incorporation, to effect a 164-to-1 reverse stock split.

How many shares of common stock were outstanding on February 10, 2011?

    On February 10, 2011, the date we received the consent of the holders of more than a majority of the outstanding shares, there were 44,474,973 shares of common stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

    We obtained the approval of the holders of approximately 74.56% of our outstanding shares of common stock that were entitled to give such consent. Our stockholders, Stephen Watters and Jugal Taneja, collectively own approximately 74.56% of our outstanding common shares.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $10,000.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT 164-TO-1 REVERSE

STOCK SPLIT

Our board of directors and the holders of a majority of our outstanding shares of common stock have approved an amendment to our articles of incorporation to effect a 164-to-1 reverse stock split. The reverse split will become effective upon the filing of the amendment to the articles of incorporation with the Secretary of State of the State of Florida. We will file the amendment to our articles of incorporation to effect the reverse stock split approximately (but not less than) 20 days after this Information Statement is mailed to stockholders.

The amendment to the articles of incorporation of incorporation will effect a 164-to-1 reverse split in our common stock, par value $0.001 per share (“Common Stock”). As a result of the reverse split, each 164 shares of Common Stock (the “Old Shares”) will become and be converted into one share of Common Stock (the “New Shares”), with stockholders who would receive a fractional share to receive such additional fractional share as will result in the holder having a whole number of shares.

As a result of the reverse split, the number of shares of Common Stock issued and outstanding will decrease from 44,474,973 to approximately 271,189. Since additional fractional shares may be issued in order to round up fractional shares, we do not know the exact number of New Shares that will be outstanding after the reverse split. Upon consummation of the reverse stock split, we will issue an aggregate of 813,567 additional shares of Common Stock upon conversion of outstanding promissory notes, such that our total number of outstanding shares of Common Stock shall be 1,084,755.

Reasons for the Reverse Stock Split

On February 1, 2011, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among OnPoint Medical Diagnostics, Inc., a Minnesota corporation (“OnPoint”), the Company and Vertical HS Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of VHS (“Merger Sub”). Pursuant to the Merger Agreement, on the closing date of the merger, the Merger Sub will merge with and into OnPoint, which will be the surviving company and a wholly-owned subsidiary of the Company (the “Merger”). As a condition to the Merger Agreement, the Company agreed to complete a reverse stock split of its outstanding shares of common stock on a one-for-164 basis prior to closing of the Merger. In addition, the shares of Common Stock of the Company have traded at very low prices for some time. The reverse stock split is intended to increase the per share stock price. We believe that if we are successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If we are successful in generating interest among such entities, we anticipate that our Common Stock would have greater liquidity and a stronger investor base.

In evaluating the reverse stock split, the Company’s Board of Directors also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The Board, however, determined that these negative factors were outweighed by the potential benefits.

Potential Effects of the Reverse Stock Split

The immediate effect of a reverse stock split will be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of the Common Stock. However, the effect of any reverse stock split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied. We cannot assure you that the trading price of the Common Stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of the Common Stock outstanding as a result of the reverse stock split. Also, as stated above, the Company cannot assure you that a reverse stock split will lead to a sustained increase in the trading price of the Common Stock. The trading price of the Common Stock may change due to a variety of other factors, including the Company’s operating results, other factors related to the Company’s business, and general market conditions.

Effect on Ownership by Individual Shareholders

The New Shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All New Shares will have the same voting rights and other rights as the Old Shares. Our stockholders do not have preemptive rights to acquire additional shares of Common Stock. The reverse stock split will not alter any shareholder’s percentage interest in our equity, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, which will be rounded up to the next whole number of shares.

Effect on Options, Warrants and other Securities

All outstanding options, warrants, notes, debentures and other securities entitling their holders to purchase shares of Common Stock will be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the 1-for-164 ratio.

Other Effects on Outstanding Shares

As stated above, the rights of the outstanding shares of Common Stock will remain the same after the reverse stock split.

The reverse stock split may result in some shareholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

The Company’s Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of the Company’s Common Stock under the Exchange Act.

Authorized Shares of Common Stock

The reverse stock split will not change the number of authorized shares of the Company’s common stock under the Company’s articles of incorporation, as amended. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. Under our articles of incorporation, as amended, our authorized capital stock consists of 250,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Fractional Shares

The Company will not issue fractional shares in connection with the reverse stock split. Instead,

any fractional share resulting from the reverse stock split will be rounded up to the nearest whole share.

Accounting Consequences

The par value of the Common Stock will remain unchanged at $0.001 per share after the reverse stock split. Also, the capital account of the Company will remain unchanged, and the Company does not anticipate that any other accounting consequences will arise as a result of the reverse stock split.

Federal Income Tax Consequences

We believe that the United States federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

(i) Except as explained in (v) below with respect to fractional shares, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii) Except as explained in (v) below with respect to fractional shares, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefore.

(iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv) The conversion of the Old Shares into the New Shares will produce no taxable income or gain or loss to us.

(v) The federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFRENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE STOCKHOLDER MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

The reverse stock split will be implemented by filing an amendment to the Company’s articles of incorporation with the Secretary of State of the State of Florida, in the form of Appendix A hereto, and the reverse stock split will become effective on the date of the filing. We will obtain a new CUSIP number for the new Common Stock effective at the time of the reverse split.

As of the effective date of the reverse stock split, each certificate representing shares of Common Stock before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the reverse stock split. All options, warrants, convertible debt instruments and other securities will also be automatically adjusted on the effective date.

The Company anticipates that its transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders and holders of securities convertible into the Company’s Common Stock will be notified of the effectiveness of the reverse split. Shareholders of record will receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to affect the exchange of their certificates. Instead, the holder of the certificate will be contacted.

No new certificates will be issued to a shareholder until the shareholder has surrendered the shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Description of the Company’s Capital Stock

The Company’s authorized capital consists of 250,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which 1,000,000 shares have been designated as Series A 10% Cumulative Convertible Preferred Stock. At the close of business on February 10, 2011, the Company had 44,474,973 shares of Common Stock issued and outstanding, no shares of Series A Preferred Stock issued and outstanding.

The Company’s Common Stock is the only class of its securities outstanding having the right to vote. Each share of Common Stock entitles its record holder to one vote.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of February 10, 2011, with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the directors and executive officers of the Company as a group. An asterisk indicates beneficial ownership of less than 1% of the outstanding Common Stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Title of Percent Of Class
Stephen M. Watters(3)	63,637,217	35.77%
Brian T. Nugent (4)	5,427,085	3.05%
Jugal K. Taneja(5)	13,997,603	7.87%
Alfred Lehmkuhl(6)	1,562,395	0.88%
Alfredo P. Scalzo(7)	88,949,946	50%
All officers and directors as a group (3 persons)	79,197,215	44.52%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Vertical Health Solutions, Inc. at 180 Douglas Avenue East, Oldsmar, Florida 34677.

(2)

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.

(3)

Of the shares beneficially owned by Mr. Watters, 44,474,937 shares are issuable upon conversion of outstanding debt, 1,913,868 shares are owned by SMW Capital Group Limited Partnership, a company owned and controlled by Mr. Watters. Also includes 228,575 shares are owned by Kristen Watters, Mr. Watters’ wife. Mr. Watters disclaims beneficial ownership of the shares registered in the name of his wife.

(4)	Of the shares beneficially owned by Mr. Nugent, 95,240 shares are owned by Julie Nugent, Mr. Nugent’s wife. Mr. Nugent disclaims beneficial ownership of the shares registered in the name of his wife.

(5)

Of the shares beneficially owned by Mr. Taneja, 450,994 shares are owned by Manju Taneja, Mr. Taneja’s wife. 839,750 shares are owned by Carnegie Capital LLC, a company owned and controlled by Mr. Taneja, and 322,232 shares are owned by Bryan Capital Limited Partnership, a company wholly-owned by Dynamic Health Products, Inc., a public company which is controlled by Mr. Taneja. Mr. Taneja disclaims beneficial ownership of the shares registered in the name of his wife.

(6)	Of the shares beneficially owned by Mr. Lehmkuhl, 76,200 shares are held by Mr. Lehmkuhl as custodian for each of Joseph J. Zam, Jr. and Katelyn C. Zam, Mr. Lehmkuhl’s grandchildren.

(7)	Of which 88,949,946 shares are issuable upon conversion of outstanding debt.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

Where You Can Find More Information About the Company

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors,

Oldsmar, Florida	/s/ Stephen M. Watters
February 24, 2011	Stephen M. Watters
Chief Executive Officer

Appendix A

Certificate of Amendment to Articles of Incorporation

For Florida Profit Corporations

1. Name of corporation:

Vertical Health Solutions, Inc.

2. The articles have been amended as follows:

Upon the filing of this certificate of amendment, the corporation shall effect a one-for-164 reverse split whereby each share of common stock, par value $0.001 per share shall, without any action on the part of the holder, become and be converted into 0.006 4/41 shares of common stock, par value $0.001 per share. In connection with the reverse split, no fractional shares shall be issued. In lieu of fractional shares, each holder who would otherwise be entitled to receive fractional shares of new common stock, will, upon surrender of the certificates representing shares of old common stock, receive such additional fractional share as will result in the holder having a whole number of shares.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

The amendment was approved by the written consent of stockholders holding 33,159,847 shares of the corporation’s common stock, which constituted approximately 74.56% of the 44,474,973 shares of the corporation’s common stock issued and outstanding as of February 10, 2011.

4. Effective date of filing (optional):

5. Officer Signature (required):
Stephen M. Watters, Chief Executive Officer

A-1